Exhibit (e)(4)

EXCERPT FROM FORM 8-K FILED ON APRIL 20, 2007

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement with Robert E. Bowers

On April 16, 2007, the Registrant entered into an employment agreement with Robert E. Bowers (the “Employment Agreement”). The Employment Agreement provides for Mr. Bowers to serve as the Registrant’s Chief Financial Officer. The initial term of the Employment Agreement began on April 16, 2007 and will end on December 31, 2009, unless earlier terminated. Following December 31, 2009, the term will automatically be extended for successive one-year periods unless either party notifies the other party of non-renewal in writing at least 90 days prior to the expiration of the initial term or any subsequent renewal period.

Mr. Bowers’ Employment Agreement provides for an initial annual base salary of $400,000, and an annual target cash bonus in the first year of up to $320,000 based on criteria agreed to by Mr. Bowers and by the Registrant’s compensation committee. In addition, after the initial year of the Employment Agreement, Mr. Bowers will be eligible to earn an annual cash bonus ranging from 40% to 120% of his annual base salary based on performance criteria to be determined by the Registrant’s compensation committee. Mr. Bowers is also eligible to participate in the Registrant’s 2007 Omnibus Incentive Plan, with grants to be made at such times and such amounts as determined by the Registrant’s compensation committee.

If Mr. Bowers’ employment is terminated by the Registrant without cause or by him for good reason, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to up to two years of continuing medical benefits. Mr. Bowers’ Employment Agreement also provides that, in the event of a termination of employment resulting from a change of control event, previously issued equity grants subject to time based vesting conditions shall immediately become vested. If the Registrant elects not to renew Mr. Bowers’ Employment Agreement or Mr. Bowers’ employment terminates due to death or disability, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary and (2) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to one year of continuing medical benefits.

Mr. Bowers is subject to a number of restrictive covenants, including provisions relating to non-solicitation, noninterference and confidentiality. Mr. Bowers will be entitled to the same rights to indemnification in connection with the performance of his duties under the Employment Agreement as other executive officers and directors of the Registrant.

EXCERPT FROM FORM 8-K FILED ON MAY 14, 2007

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement with Carroll A. “Bo” Reddic, IV

On May 14, 2007, Wells Real Estate Investment Trust, Inc. (the “Registrant”) entered into an employment agreement with Carroll A. “Bo” Reddic, IV (the “Reddic Employment Agreement”). The Reddic Employment Agreement provides for Mr. Reddic to serve as the Registrant’s Executive Vice President—Real Estate Operations. The initial term of the Reddic Employment Agreement began on May 14, 2007 and will end on December 31, 2009, unless earlier terminated. Following December 31, 2009, the term will automatically be extended for successive one-year periods unless either party notifies the other party of non-renewal in writing at least 90 days prior to the expiration of the initial term or any subsequent renewal period.

The Reddic Employment Agreement provides for an initial annual base salary of $225,000. In addition to his base salary, Mr. Reddic will be eligible to earn an annual target cash bonus in the following amounts based upon performance criteria to be determined by the Registrant’s Chief Executive Officer in consultation with Mr. Reddic: (1) for fiscal year 2007, up to 105% of his pro-rated annual base salary; and (2) for each fiscal year thereafter, up to 105% of his annual base salary. Mr. Reddic is also eligible to participate in the Registrant’s 2007 Omnibus Incentive Plan, with grants to be made at such times and in such amounts as determined by the Registrant’s compensation committee.

If Mr. Reddic’s employment is terminated (1) by the Registrant without cause, (2) by Mr. Reddic for good reason, (3) because the Registrant elects not to renew the Reddic Employment Agreement, or (4) due to Mr. Reddic’s death or disability, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to up to twelve months of continuing medical benefits. The Reddic Employment Agreement also provides that, in the event of a termination of employment without cause, for good reason, or resulting from a change of control event, previously issued equity grants subject to time based vesting conditions will immediately vest. If Mr. Reddic’s employment is terminated by the Registrant for cause or by Mr. Reddic without good reason, Mr. Reddic will be entitled to payments for accrued but unpaid compensation and expenses incurred but not reimbursed.

Mr. Reddic is subject to a number of restrictive covenants, including provisions relating to non-solicitation, noninterference and confidentiality. Mr. Reddic will be entitled to the same rights to indemnification in connection with the performance of his duties under the Reddic Employment Agreement as other executive officers and directors of the Registrant.

Employment Agreement with Raymond L. Owens

On May 14, 2007, the Registrant entered into an employment agreement with Raymond L. Owens (the “Owens Employment Agreement”). The Owens Employment Agreement provides for Mr. Owens to serve as the Registrant’s Executive Vice President—Capital Markets. The initial term of the Owens Employment Agreement began on May 14, 2007 and will end on December 31, 2009, unless earlier terminated. Following December 31, 2009, the term will automatically be extended for successive one-year periods unless either party notifies the other party of non-renewal in writing at least 90 days prior to the expiration of the initial term or any subsequent renewal period.

The Owens Employment Agreement provides for an initial annual base salary of $225,000. In addition to his base salary, Mr. Owens will be eligible to earn an annual target cash bonus in the following amounts based upon performance criteria to be determined by the Registrant’s Chief Executive Officer in consultation with Mr. Owens: (1) for fiscal year 2007, up to 105% of his pro-rated annual base salary; and (2) for each fiscal year thereafter, up to 105% of his annual base salary. Mr. Owens is also eligible to participate in the Registrant’s 2007 Omnibus Incentive Plan, with grants to be made at such times and in such amounts as determined by the Registrant’s compensation committee.

If Mr. Owens’s employment is terminated (1) by the Registrant without cause, (2) or by Mr. Owens for good reason, (3) because the Registrant elects not to renew the Owens Employment Agreement, or (4) due to Mr. Owens’ death or disability, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to up to twelve months of continuing medical benefits. The Owens Employment Agreement also provides that, in the event of a termination of employment without cause, for good reason, or resulting from a change of control event, previously issued equity grants subject to time based vesting conditions will immediately vest. If Mr. Owens’ employment is terminated by the Registrant for cause or by Mr. Owens without good reason, Mr. Owens will be entitled to payments for accrued but unpaid compensation and expenses incurred but not reimbursed.

Mr. Owens is subject to a number of restrictive covenants, including provisions relating to non-solicitation, noninterference and confidentiality. Mr. Owens will be entitled to the same rights to indemnification in connection with the performance of his duties under the Owens Employment Agreement as other executive officers and directors of the Registrant.

Employment Agreement with Laura P. Moon

On May 14, 2007, the Registrant entered into an employment agreement with Laura P. Moon (the “Moon Employment Agreement”). The Moon Employment Agreement provides for Ms. Moon to serve as the Registrant’s Senior Vice President and Chief Accounting Officer. The initial term of the Moon Employment Agreement began on May 14, 2007 and will end on December 31, 2009, unless earlier terminated. Following December 31, 2009, the term will automatically be extended for successive one-year periods unless either party notifies the other party of non-renewal in writing at least 90 days prior to the expiration of the initial term or any subsequent renewal period.

The Moon Employment Agreement provides for an initial annual base salary of $201,020. In addition to her base salary, Ms. Moon will be eligible to earn an annual target cash bonus in the following amounts: (1) for fiscal year 2007, up to 75% of her pro-rated annual base salary based on performance criteria to be determined by the Registrant’s Chief Financial Officer in consultation with Ms. Moon; and (2) for each fiscal year thereafter, up to 75% of her annual base salary based on performance criteria to be determined by the Registrant’s Chief Executive Officer in consultation with Ms. Moon. Ms. Moon is also eligible to participate in the Registrant’s 2007 Omnibus Incentive Plan, with grants to be made at such times and in such amounts as determined by the Registrant’s compensation committee.

If Ms. Moon’s employment is terminated (1) by the Registrant without cause, (2) by Ms. Moon for good reason, (3) because the Registrant elects not to renew the Moon Employment Agreement, or (4) due to Ms. Moon’s death or disability, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, she will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by her, an amount equal to the sum of (1) her annual salary, and (2) the average of her annual bonus for the three years prior to the year of termination. She will also be entitled to up to twelve months of continuing medical benefits. The Moon Employment Agreement also provides that, in the event of a termination of employment without cause, for good reason, or resulting from a change of control event, previously issued equity grants subject to time based vesting conditions will immediately vest. If Ms. Moon’s employment is terminated by the Registrant for cause or by Ms. Moon without good reason, Ms. Moon will be entitled to payments for accrued but unpaid compensation and expenses incurred but not reimbursed.

Ms. Moon is subject to a number of restrictive covenants, including provisions relating to non-solicitation, noninterference and confidentiality. Ms. Moon will be entitled to the same rights to indemnification in connection with the performance of her duties under the Moon Employment Agreement as other executive officers and directors of the Registrant.

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